EXHIBIT 99.1

[PARADYNE LOGO]

For more information, please contact:

Paradyne Networks, Inc.

Trish Boccuti

Press Relations

727.530.2558

trish@paradyne.com

Paradyne Reports Third Quarter 2003 Results

Exceeds Earnings Estimates For the Third Quarter

LARGO, FL—October 16, 2003—Paradyne Networks, Inc. (NASDAQ:PDYN), a leading provider of broadband voice, data and video network access solutions, today reported its third quarter 2003 financial results.

Paradyne’s pro forma net loss for the third quarter of 2003 was ($2.3 million) or ($0.05) per diluted share, exceeding the First Call consensus estimates of a pro forma net loss of ($0.07) per share. GAAP net loss reported for the third quarter of 2003 was ($2.2 million), also ($0.05) per share.

Total revenues for the third quarter were $20.3 million with broadband revenues representing the major portion of total revenues at $16.3 million or 80 percent. Narrowband revenues were $2 million, and service and royalties accounted for the remaining $2 million. Paradyne’s cash position remained strong at $42.7 million at the end of the third quarter.

“We are very pleased with our Q3 results. In particular, we are happy with the market acceptance of our newer products and the ability to grow revenue with less expense,” said Sean Belanger, president and CEO of Paradyne.

Highlights for the third quarter include:

•	Paradyne shipped over 18,000 ReachDSL™ and ADSL/R endpoints, up 31 percent from Q2 and bringing the total to over 406,000 endpoints shipped worldwide.

•	Paradyne shipped over 11,000 ReachDSL DSLAM Ports, up 38 percent from Q2 and bring the total to over 439,000 shipped worldwide.

•	Paradyne shipped over 32,000 ADSL ports in Q3, up 58 percent from Q2. This increase is a reflection of the continued success of Paradyne’s new product strategy.

•	Paradyne shipped over 1,100 DSLAMs in the quarter, bringing the total number of our DSLAMs in the marketplace to over 34,000 representing over 5.1 million ports of capacity in the field.

•	Paradyne began a five-week promotion for its GranDSLAM 4200IP “pizza box” DSLAM. The promotion offers customers 2 “starter kits,” which include a GranDSLAM 4200IP and five free endpoints at very aggressive prices. The GranDSLAM 4200IP, part of Paradyne’s video-ready DSLAM product family, is the latest 1U DSLAM from Paradyne.

•	Paradyne participated in many tradeshows in the quarter, including the Broadband World Forum in the UK and Voice on the Net (VON) in Boston, where the triple play solution (voice, video and data) was the highlight.

•	Sprint announced Paradyne’s iMarc devices are now part of the Sprint Managed CSU/DSU services.

•	Paradyne’s GranDSLAM 4200 has been certified by the Rural Utilities Service (RUS) for purchase by the independent telephone operating companies using funds obtained through the Rural Telephone Bank at low interest loans.

Third Quarter Results Conference Call and Webcast

As previously announced, Paradyne will host a conference call on Friday, October 17, 2003 at 10:00 a.m. (ET) to discuss third quarter 2003 results and its outlook for the fourth quarter of 2003. The call will be broadcast live on the Internet for investors and the general public. This listen-only Webcast can be accessed through the Company section of the Paradyne Web site (http://www.paradyne.com/corporate_info). Participants should go to the Web site at least ten minutes before this event to download and install any necessary audio software. Or, participants may dial into the call at 416-695-6120, and the pin number is T453080P.

About Paradyne

Paradyne is a leading developer of carrier-class, high-speed network access solutions for broadband voice, data and video. A recognized market leader in digital subscriber line (DSL), service level management (SLM), and Broadband Voice and Media Gateway solutions, Paradyne markets its award-winning GranDSLAM and BitStorm DSL systems, ReachDSL and EtherLoop® products, Jetstream Media Gateway systems and iMarc® Service Level Management systems to service providers and business customers worldwide. More information may be obtained by visiting www.paradyne.com or by calling +1-727-530-8623.

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Information about Forward-Looking Statements:

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations and beliefs as well as on assumptions made by, and information currently available to, management. Among the factors that could cause actual future events to differ materially include: the uncertainty regarding the acceptance of new telecommunications services based on DSL technology; reduction or discontinuation of purchase of our products by NSPs; the failure of NSPs to incorporate our products into their infrastructure; the possibility that Paradyne’s competitors may develop competing products that are superior in terms of quality, cost or both. For a detailed discussion of other risk factors that could affect Paradyne’s business, please refer to the risks identified in Paradyne’s Current Report on Form 10-K/A, dated March 24, 2003, and in Paradyne’s other filings with the Securities and Exchange Commission.

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Editor’s Note: BitStorm, iMarc, PacketSurfer and ReachDSL are trademarks of Paradyne Corporation. EtherLoop, FrameSaver, GranDSLAM, Jetstream, Paradyne, and the Paradyne logo are registered trademarks of Paradyne Corporation. All other service marks and trademarks are the property of their respective owners.

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Balance Sheets

(In Thousands)

ASSETS	September 30, 2003	December 31, 2002
CURRENT ASSETS:
Cash and cash equivalents	$42,708	$47,706
Accounts receivables, net	8,867	13,072
Inventories, net	17,369	16,661
Prepaid & other current assets	1,585	2,896

Total current assets	70,529	80,335

Property plant & equipment, net	6,523	10,396
Other assets	5,349	6,525

Total assets	$82,401	$97,256

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,983	$6,333
Current portion of debt	37	396
Payroll & benefit related liabilities	2,163	3,445
Other current liabilities	6,468	9,087

Total current liabilities	13,651	19,261

Total liabilities	13,651	19,261
Stockholders' equity	68,750	77,995

Total liabilities and stockholders' equity	$82,401	$97,256

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Statements of Operations

(Thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Sales	$18,288	$21,962	$52,988	$84,414
Services	2,007	1,271	5,320	3,412
Royalties	0	143	800	840

Total Revenues	20,295	23,376	59,108	88,666

Total cost of sales	11,632	12,595	31,360	45,385

Gross Margin	8,663	10,781	27,748	43,281

Operating expenses:
Research and development (includes $2,830 of purchased R&D in March 2002)	3,785	7,023	14,991	21,692
Selling, general & administrative	6,720	9,297	20,665	26,653
Amortization of deferred stock compensation and intangible asset	361	452	1,158	1,067
Business restructuring charges	158	0	1,900	1,011

Total operating expenses	11,024	16,772	38,714	50,423

Operating Income (Loss)	(2,361)	(5,991)	(10,966)	(7,142)

Other (income) expenses:
Interest, net	(150)	(207)	(466)	(620)
Other, net	(17)	(35)	124	(111)

Income (loss) before provision for income tax	(2,194)	(5,749)	(10,624)	(6,411)
Provision (benefit) for income tax	0	(629)	0	(1,488)

Net income (loss)	($2,194)	($5,120)	($10,624)	($4,923)

Average shares outstanding
Basic	43,430	42,567	43,120	40,326
Diluted	43,430	42,567	43,120	40,326
Earnings per common share
Basic	(0.05)	(0.12)	(0.25)	(0.12)
Diluted	(0.05)	(0.12)	(0.25)	(0.12)

Pro forma diluted net income (loss) per share (A)	($0.05)	($0.16)	($0.23)	($0.14)

Paradyne Networks, Inc.

Footnote To Condensed Consolidated Statements of Operations

(Thousands except per share amounts)

(Unaudited)

(A) Reconciliation of Earnings Following Generally Accepted Accounting

Principles (GAAP) With Non-GAAP Financial Measures (Pro Forma Earnings)

Paradyne supplements its earnings releases provided in accordance with generally accepted accounting principles, with non-GAAP financial measures that exclude those transactions that management does not reasonably expect to be part of recurring business transactions over the long term. Paradyne's management believes the pro forma information provides investors useful information to understand operating results and make comparisons with prior periods. Paradyne's management uses such pro forma measures internally, to evaluate the company's net income and operating performance on a period-over-period basis, and for planning and forecasting future periods.

Pro forma diluted net income (loss) per share calculations exclude the elimination of margin generated from the reversal of inventory reserves, the financial statement impact of the writeoff of purchased research and development related to the acquisition of Elastic Networks Inc., the loss on the disposal of assets related to the closure of the Alpharetta development center, the amortization of deferred stock compensation and intangible assets, business restructuring charges and tax benefit from the Job Creation and Worker Assistance Act of 2002.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net income (loss) before excluding items to normalize results	($2,194)	($5,120)	($10,624)	($4,923)

Increase (decrease) to net income:
Elimination of margin generated from the reversal of inventory reserves	(937)	(1,341)	(2,430)	(4,166)
Exclusion of writeoff of purchased research and development				2,830
Exclusion of loss on the disposal of assets from the closure of the Alpharetta development center	278		278
Exclusion of amortization of deferred stock compensation & intangible assets	361	452	1,158	1,067
Exclusion of business restructuring charges	158		1,900	1,011
Exclusion of tax benefit		(629)		(1,488)

Adjustment to net income (loss)	(140)	(1,518)	906	(746)

Pro Forma net income (loss)	$(2,334)	$(6,638)	$(9,718)	$(5,669)